UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 874-8282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Amendment No. 1 to Form 8-K is being filed solely to correct typographical errors set forth in the Condensed Consolidated Balance Sheet and Condensed Consolidated Statements of Operations included as part of Exhibit 99.1 to the Form 8-K filed by the Registrant on November 7, 2007 (the “Original 8-K”) and in the description of the option grant to Stephen C. Richards in the Original 8-K. These typographical errors include the following: (1) in the Condensed Consolidated Balance Sheet included as part of Exhibit 99.1 to the Original 8-K, total stockholders’ equity as of September 30, 2007 was reported as $32,235,000, instead of $33,235,000, and (2) under Item 5.02 of the Original 8-K, the grant date and expiration date of the option received by Mr. Richards were reported as September 30, 2007 and September 30, 2017, instead of August 30, 2007 and August 30, 2017, respectively. The typographical errors have been corrected below.
ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     The information set forth under this “Item 2.02 — Results of Operations and Financial Condition,” including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
     Attached as Exhibit 99.1 is a copy of a press release of The Princeton Review, Inc. (the “Company”) dated November 7, 2007, announcing certain unaudited financial results for the Company’s fiscal period for the quarter ended September 30, 2007.
ITEM 5.02 — DEPARTURE OF PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.
     Steven Melvin resigned from his position as the Company’s Chief Financial Officer on November 6, 2007.
     On November 6, 2007, the Audit Committee of the Board of Directors appointed the Company’s current Executive Vice-President, Finance, Susan Rao, 44, as the Company’s principal accounting officer. Ms. Rao has been the Company’s Executive Vice-President, Finance and Treasurer since September 24, 2007, and before that, she had been a consultant to the Company since August 16, 2007. Before that, Ms. Rao was the Vice President, Finance and Controller of Houghton Mifflin Company, a publishing company, from March 2004 to June 2007, and before that she had been Vice President, Controller at Imagitas, a marketing services company, from 2002 to 2004.
     The Company and Ms. Rao are parties to an offer letter dated September 24, 2007. The offer letter provides for an annual base salary of $300,000 and other benefits generally made available by the Company to its other executive officers. If the Company terminates Ms. Rao’s employment without cause, the Company has agreed to pay Ms. Rao an amount equal to her annual base salary. In addition, Ms. Rao is eligible for a target performance bonus of 50% of her annualized base salary. Ms. Rao was granted on August 30, 2007 an option to purchase 150,000 shares of the Company’s common stock, at an exercise price of $6.40 per share, pursuant to the Company’s 2000 Stock Incentive Plan (the “Stock Plan”). Subject to Ms. Rao’s continued employment on each vesting date, the options vest in equal installments quarterly over four years, and the vesting will be accelerated in the event of a change of control of the Company (as defined in the stock option agreement covering the options). The options expire on August 30, 2017. The offer letter provides that the Company and Ms. Rao will enter into a mutually agreeable definitive employment agreement as soon as practicable containing the terms above and other terms which are customary for such agreements.
     In addition, on November 6, 2007, the Board of Directors appointed Stephen C. Richards, 52, as the Company’s Chief Operating Officer and Chief Financial Officer. Mr. Richards had been working as a consultant to the Company since August 1, 2007. Before that, Mr. Richards had served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Houghton Mifflin Company and HM Publishing Corp. from April 2004 to June 2007. From 1998 until 2002 he was Senior Vice President and Chief Financial Officer of Harcourt Education, a division of Harcourt General, and in 2003 he also served as Global Chief Financial Officer of Harcourt Education.

     The Company and Mr. Richards are parties to an offer letter dated November 6, 2007. The offer letter provides for an annual base salary of $300,000 and other benefits generally made available by the Company to its other executive officers. If the Company terminates Mr. Richards’ employment without cause, the Company has agreed to pay him an amount equal to his annual base salary. In addition, Mr. Richards is eligible for a target performance bonus of 50% of his annualized base salary. As an inducement to enter into his offer letter, Mr. Richards was granted on August 30, 2007 an option to purchase 750,000 shares of the Company’s common stock, at an exercise price of $6.40 per share. Subject to Mr. Richards’ continued employment with the Company on each vesting date, the options vest in equal installments quarterly over four years, and the vesting will be accelerated in the event of a change in control of the Company (as defined in the stock option agreement covering the option). The option expires on August 30, 2017.
     The Company’s press release announcing these personnel changes is filed as Exhibit 99.2 and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1 Press release dated November 7, 2007. 99.2 Press release dated November 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2007	THE PRINCETON REVIEW, INC.
/s/ Neal S. Winneg
	Name:	Neal S. Winneg
	Title:	Executive Vice President